Exhibit 10.3

MEDALLIA, INC.

AMENDED AND RESTATED 2019 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. An option to purchase shares of Common Stock under the Non-423 Component will be granted pursuant to rules, procedures, or sub-plans adopted by the Administrator designed to achieve tax, securities laws, or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means Medallia, Inc., a Delaware corporation, or any successor thereto.

(j) “Compensation” includes an Eligible Employee’s base straight time gross earnings, but excludes payments for incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(k) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l) “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.

(m) “Director” means a member of the Board.

(n) “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering or the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20)

hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of U.S. Treasury Regulation Section 1.423-2.

(o) “Employer” means the employer of the applicable Eligible Employee(s).

(p) “Enrollment Date” means the first Trading Day of an Offering Period.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r) “Exercise Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 20(a), the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.

(s) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the Registration Statement.

(ii) For all other purposes, the Fair Market Value will be the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Administrator. In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(t) “Fiscal Year” means a fiscal year of the Company.

(u) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(w) “Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after March 16 and September 16 of each year and terminating on the last Trading Day on or before September 15 and March 15, approximately six (6) months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and will end on the last Trading Day on or after March 15, 2020, and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after March 16, 2020. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20 and 29.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means an Eligible Employee that participates in the Plan.

(z) “Plan” means this Medallia, Inc. 2019 Employee Stock Purchase Plan.

(aa) “Purchase Period” means the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

(bb) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.

(cc) “Registration Date” means the effective date of the Registration Statement.

(dd) “Registration Statement” means the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock.

(ee) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ff) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(gg) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation will include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.

3. Eligibility.

(a) First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period.

(b) Subsequent Offering Periods. Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(c) Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.

(d) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 16 and September 16 each year, or on such other dates as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the Registration Date and end on the last Trading Day on or before March 15, 2020, and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after March 16, 2020. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.

5. Participation.

(a) First Offering Period. An Eligible Employee will be entitled to continue to participate in the first Offering Period pursuant to Section 3(a) only if such individual submits a subscription agreement authorizing Contributions in a form determined by the Administrator (which may be similar to the form attached hereto as Exhibit A) to the Company’s designated plan administrator (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan and (ii) no later than ten (10) business days following the effective date of such Form S-8 registration statement or such other date as the Administrator may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement during the Enrollment Window will result in the automatic termination of such individual’s participation in the first Offering Period.

(b) Subsequent Offering Periods. An Eligible Employee may participate in the Plan pursuant to Section 3(b) by (i) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.

(c) Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value on any Exercise Date in an Offering Period is lower than the Fair Market Value on the Enrollment Date of such Offering Period, then such Offering Period automatically will be terminated on such Exercise Date immediately after the exercise of all options outstanding as of such Exercise Date, and all Participants in such Offering Period automatically will be re-enrolled in the immediately following Offering Period as of the first day thereof.

6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation that he or she receives on the pay day (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.

(d) A Participant may discontinue his or her participation in the Plan as provided under Section 10. Unless otherwise determined by the Administrator, during a Purchase Period, a Participant may not increase the rate of his or her Contributions and may only decrease the rate of his or her Contributions three (3) times. Any such decrease during a Purchase Period requires the Participant (i) properly completing and submitting to the Company’s stock administration office (or its designee) a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose or (ii) following an electronic or other procedure prescribed by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Exercise Date. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and future Offering Periods and Purchase Periods (unless the Participant’s participation is terminated as provided in Sections 10 or 11). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish other conditions or limitations as it deems appropriate for Plan administration. Any change in the rate of Contributions made pursuant to this Section 6(d) will be effective as of the first (1st) full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate earlier.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under Applicable Law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code; or (iii) the Participants are participating in the Non-423 Component.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 2,500 shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13 and in the subscription agreement. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator.

12. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 4,000,000 shares of Common Stock. The number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2021 Fiscal Year equal to the least of (i) 4,000,000 shares of Common Stock, (ii) 1% of the outstanding shares of Common Stock on the last day of the immediately preceding Fiscal Year, or (iii) an amount determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.

(b) Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger, or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, the class, and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company, and any Parent, Subsidiary or Affiliate will have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24. Term of Plan. The Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26. Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

27. No Right to Employment. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Further, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

28. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

29. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

EXHIBIT A

MEDALLIA, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

_____ Original Application	Offering Date:

_____ Change in Payroll Deduction Rate

1.

Enrollment. (“Employee”) hereby elects to participate in the Medallia, Inc. 2019 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Subscription Agreement.

2.

Payroll Deductions. The Employee hereby authorizes payroll deductions from each paycheck in the amount of ____% (from 0 to 15%) of his or her Compensation on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.

Purchase of Shares of Common Stock. The Employee understands that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. The Employee understands that if he or she does not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise his or her option and purchase shares of Common Stock under the Plan.

4.

Share Issuances. Shares of Common Stock purchased under the Plan will be issued in certificated or electronic form in the name of Employee, or in the case of certain U.S. employees, in the name of Employee and his or her Spouse.

5.

Plan Documents. Employee has received a copy of the Plan and its accompanying prospectus. Employee understands that his or her participation in the Plan is in all respects subject to the terms of the Plan.

6.

Rights as Stockholder. The Employee’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until shares of Common Stock have been issued and recorded on the records of the Company or its transfer agents or registrars.

7.	Tax Obligations.

a. Tax Withholding.

(i) No shares of Common Stock will be issued to Employee until he or she makes satisfactory arrangements (as determined by the Administrator) for the payment of income, employment, social insurance, payroll tax, fringe benefit tax, payment on account, or other tax-related items related to his or her participation in the Plan and legally applicable to him or her that the Administrator determines must be withheld (“Tax-Related Items”), including those that result from the grant, exercise of the option, the subsequent sale of Shares purchased under the Plan, or the receipt of any dividends. If Employee is a non-U.S. Employee, the method of payment of Tax-Related Items may be restricted by the Appendix. If Employee fails to make satisfactory arrangements for the payment of any Tax-Related Items under this Subscription Agreement when any of the shares of Common Stock are purchased or Tax-Related Items related to the exercise of the option is otherwise are due, he or she will permanently forfeit the applicable option and any right to purchase shares of Common Stock.

(ii) In this regard, Employee authorizes the Company and/or any Subsidiary for whom he or she is performing services (the “Employer”) to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following means or by a combination of such means:

(1) by withholding from proceeds of a sale of shares of Common Stock acquired at purchase arranged by the Company (on Employee’s behalf pursuant to this authorization without further consent);

(2) by reducing the number of shares of Common Stock otherwise deliverable to Employee upon purchase; or

(3) by withholding from any compensation otherwise payable to Employee by the Company or his or her Employer.

(iii) Depending on the withholding method employed, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Employee will receive a refund of any over-withheld amount in cash and will have no entitlement to the share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, Employee is deemed to have been issued the full number of purchased shares of Common Stock notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items.

(iv) Further, if Employee is subject to taxation in more than one jurisdiction between the first day of the Offering Period (the “Enrollment Date”) and the Exercise Date, the Company, the Employer or former Employer(s) may withhold or account for tax in more than one jurisdiction.

(v) Regardless of any action of the Company or the Employer(s), Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the option to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result.

(b) Further, if Employee is a U.S. tax resident participating in the 423 Component of the Plan, he or she understands that if he or she disposes of any shares that he or she purchased under the Plan within two (2) years after the Enrollment Date or one (1) year after the applicable Exercise Date, he or she will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price paid for the shares. Employee hereby agrees to notify the Company in writing within thirty (30) days after the date of any disposition of such shares and to make adequate provision for Tax-Related Items, if any, that arise upon the disposition of such shares. The Company may, but will not be obligated to, withhold the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to Employee’s sale or early disposition of such shares pursuant to Section 7(a). Employee understands that if he or she disposes of such shares at any time after the expiration of the two (2)-year and one-(1) year holding periods, he or she will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price paid for the shares, or (ii) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8.	Acknowledgements and Agreements. The Employee’s enrollment in the Plan indicates that:

(a) EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE OPTION AND THIS SUBSCRIPTION AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN ELIGIBLE EMPLOYEE FOR THE OFFERING PERIOD, FOR ANY PERIOD, OR AT ALL AND DOES NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE HIS OR HER RELATIONSHIP AS AN ELIGIBLE EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

(b) The Employee agrees that this Subscription Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Subscription Agreement based on any promises, representations, or inducements other than those reflected in the Subscription Agreement.

(c) The Employee agrees that the Company’s delivery of any documents related to the Plan or the option (including the Plan, the Subscription Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, Employee will be provided with a paper copy of the documents. The Employee acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Employee may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Employee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, Employee understands that he or she is not required to consent to electronic delivery of documents.

(d) The Employee may deliver any documents related to the Plan or the option to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.

(e) The Employee accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and options offered under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.

(f) The Employee agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.

(g) The Employee agrees that the offer of the option is voluntary and occasional and does not create any contractual or other right to receive future offers of the options or benefits in lieu of the option, even if options have been offered in the past.

(h) The Employee agrees that any decisions regarding future options will be in the Company’s sole discretion.

(i) The Employee agrees that he or she is voluntarily participating in the Plan.

(j) The Employee agrees that the option and any shares of Common Stock purchased under the Plan are not intended to replace any pension rights or compensation.

(k) The Employee agrees that the option, any shares of Common Stock purchased under the Plan, and their income and value are not part of normal or expected compensation for any purpose, including for calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments.

(l) The Employee agrees that the future value of the shares of Common Stock underlying the option is unknown, indeterminable, and cannot be predicted with certainty.

(m) The Employee agrees that no Subsidiary or Affiliate is liable for any foreign exchange rate fluctuation between Employee’s local currency and the United States Dollar that may affect the value of the option or of any amounts due to him or her from the payment of the option or the subsequent sale of any shares of Common Stock purchased upon such payment.

(n) The Employee has read and agrees to the Data Privacy Provisions of Section 9 of this Subscription Agreement.

9. Data Privacy.

(a) Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about Employee, and persons closely associated with Employee, including, but not limited to, Employee’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Employee’s consent. Where required under applicable privacy laws, Data may also be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made and the legal basis, where required, for such disclosure are the applicable laws.

(b) Stock Plan Administration Service Providers. The Company may transfer Data to an independent third-party broker, stock administrator and/or service provider to assist the Company with the implementation, administration and management of the Plan. The Employee may be asked to agree on separate terms and data processing practices with any such service providers, with such agreement being a condition to the ability to participate in the Plan.

(c) International Data Transfers. The Company and its service providers are based in the United States. The Employee’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is Employee’s consent.

(d) Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage Employee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

(e) Data Subject Rights. The Employee understands that data subject rights regarding the processing of Data vary depending on applicable law and that, depending on where Employee is based and subject to the conditions set out in such applicable law, Employee may have, without limitation, the right to (i) inquire whether and what kind of Data the Company holds about Employee and how it is processed, and to access or request copies of such Data, (ii) request the correction or supplementation of Data about Employee that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Data in certain situations where Employee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Data for legitimate interests, and to (vi) request portability of Employee’s Data that Employee has actively or passively provided to the Company or the Employer (which does not include data derived or inferred from the collected data), where the processing of such Data is based on consent or Employee’s employment and is carried out by automated means. In case of concerns, Employee understands that Employee may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, Employee’s rights, Employee understands that Employee should contact Employee’s local human resources representative.

(f) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Employee is providing the consents herein on a purely voluntary basis. If Employee does not consent, or if Employee later seeks to revoke Employee’s consent, Employee’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing Employee’s consent is that the Company would not be able to offer the option or other awards to Employee or administer or maintain such awards.

(g) Declaration of Consent. By enrolling in the Plan and indicating consent via the Company’s acceptance procedure, Employee is declaring that Employee agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

10. Language. The Employee acknowledges that Employee is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Employee to understand the terms and conditions of this Subscription Agreement. Furthermore, if Employee has received this Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11. Foreign Asset / Account Reporting Requirements. The Employee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect Employee’s ability to hold or acquire shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock) in a brokerage or bank account outside Employee’s country. The Employee may be required to report such accounts, assets or transactions to the tax or other authorities in Employee’s country. The Employee may also be required to repatriate the sale proceeds or other funds received as a result of participating in the Plan to Employee’s country though a designated bank or broker within a certain time after receipt. The Employee’s acknowledge that it is Employee’s responsibility to be compliant with such regulations and Employee should speak to Employee’s personal advisor on this matter.

12. Insert Trading / Market Abuse Laws. Depending on Employee’s country, or broker’s country, or the country in which the Company’s shares of Common Stock are then listed, Employee may be subject to insider trading and/or market abuse laws in applicable jurisdictions, which may affect Employee’s ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock, or rights to shares of Common Stock (e.g., option), or rights linked to the value of shares of Common Stock during such times as Employee is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions or Employee’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Employee places before possessing inside information. Furthermore, Employee understands that Employee may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Employee is responsible for ensuring compliance with any applicable restrictions and should consult with Employee’s personal legal advisor on this matter.

13. Miscellaneous.

(a) Address for Notices. Any notice to be given to the Company under the terms of this Subscription Agreement must be addressed to the Company at Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California 94105 until the Company designates another address in writing.

(o) Non-Transferability of Purchase Rights. These option may not be transferred other than by will or the laws of descent or distribution.

(p) Binding Subscription Agreement. If any options are transferred, this Subscription Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Subscription Agreement.

(q) Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification, or rule compliance of the Common Stock on any securities exchange or under any state, federal, or foreign law or the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares of Common Stock to Employee (or his or her estate), the Company will try to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange, but the shares of Common Stock will not be issued until such conditions have been met in a manner acceptable to the Company.

(r) Captions. Captions provided in this Subscription Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Subscription Agreement.

(s) Subscription Agreement Severable. If any provision of this Subscription Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Subscription Agreement and the invalidity or unenforceability will have no effect on the remainder of the Subscription Agreement.

(t) Non-U.S. Appendix. These options are subject to any special terms and conditions set forth in any appendix to this Subscription Agreement for Employee’s country (the “Appendix”). If Employee relocates to a country included in the Appendix, the special terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.

(u) Choice of Law; Choice of Forum. The Plan, this Subscription Agreement, the option, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, Employee’s enrollment in the Plan is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.

(v) Waiver. The Employee acknowledges that a waiver by the Company of a breach of any provision of this Subscription Agreement will not operate or be construed as a waiver of any other provision of this Subscription Agreement or of any subsequent breach of this Subscription Agreement by him or her.

Employee’s [Social

Security Number]:

Employee’s Address:

EMPLOYEE UNDERSTANDS THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY EMPLOYEE.

Signature:

Date:

APPENDIX TO SUBSCRIPTION AGREEMENT

Terms and Conditions

This Appendix to the Subscription Agreement (the “Appendix”) includes additional terms and conditions that govern the options offered to Employee under the Plan if he or she resides in one of the countries listed below on the first day of the Offering Period or he or she moves to one of the listed countries.

Notifications

This Appendix may also include information regarding exchange controls and certain other issues of which Employee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of May 2019. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that Employee not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time Employee sells shares of Common Stock purchased under the Plan.

In addition, the information contained in this Appendix is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Employee is advised to seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.

Finally, if Employee is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after the options are offered, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to him or her, and the Administrator will determine to what extent the terms and conditions in this Appendix apply.

ARGENTINA

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following provision supplements Section 7 of the Subscription Agreement.

By enrolling in the Plan, Employee acknowledges and agrees that the offer of options is made by the Company (not the Employer) in its sole discretion and that the value of the options or any shares of Common Stock purchased under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

NOTIFICATIONS

Securities Law Notification. Neither the options nor the shares of Common Stock purchased under the Plan are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Notification. Following the sale of shares of Common Stock, the Argentine bank handling the transaction may request certain documentation in connection with the request to transfer proceeds into Argentina (e.g., evidence of the sale, etc.). The Employee is solely responsible for complying with the exchange control rules that may apply in connection with Employee’s participation in the Plan. Prior to transferring proceeds into Argentina, Employee is strongly advised to consult Employee’s local bank and/or personal legal advisor to confirm the applicable requirements. The Employee should note that the interpretations of the applicable Argentine Central Bank regulations may vary by bank and that exchange control rules and regulations are subject to change without notice.

Foreign Asset/Account Tax Reporting Notification. The Employee must report any shares of Common Stock purchased under the Plan and held by Employee on December 31 of each year on Employee’s annual tax return for that year.

AUSTRALIA

NOTIFICATIONS

Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (the “Act”) (subject to the conditions in the Act).

Securities Law Notification. If Employee purchases shares of Common Stock under the Plan and offers such shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Employee is advised to obtain legal advice regarding Employee’s disclosure obligations prior to making any such offer.

AUSTRIA

TERMS AND CONDITIONS

Interest Waiver. By enrolling in the Plan and authorizing payroll deductions, Employee unambiguously consents to waive any right Employee may have to any interest arising in relation to the payroll deductions taken from Employee’s Compensation in connection with Employee’s participation in the Plan.

NOTIFICATIONS

Exchange Control Notification. If Employee holds shares of Common Stock obtained through the Plan outside of Austria, Employee may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the shares of Common Stock as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the shares of Common Stock as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

In addition, when shares of Common Stock are sold or a dividend is received, Employee may be required to comply with certain exchange control obligations if the cash amounts are held outside Austria. If the transaction volume of all Employee’s accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI Verpflichtungen).

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By enrolling in the Plan, Employee agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the options and the issuance and/or sale of shares of Common Stock purchased under the Plan or the receipt of dividends.

Labor Law Acknowledgment. By enrolling in the Plan, Employee understands, acknowledges and agrees that, for all legal purposes (i) Employee is making an investment decision, (ii) the shares of Common Stock will be issued to Employee only if the vesting conditions are met, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value without compensation to Employee.

NOTIFICATIONS

Foreign Asset / Account Reporting Notification. If Employee is a resident of, or domiciled in Brazil, Employee will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. The assets and rights that must be reported include shares of Common Stock purchased under the Plan.

CANADA

TERMS AND CONDITIONS

The following terms and conditions apply to employees resident in Quebec:

Language. The parties acknowledge that it is their express wish that the Subscription Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention [“Subscription Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements Section 9 of the Subscription Agreement.

The Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Employee further authorizes the Company and its Subsidiaries and Affiliates and the Board to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in Employee’s employee file.

NOTIFICATIONS

Securities Law Notification. The sale or other disposal of the shares of Common Stock purchased at purchase may not take place within Canada. The Employee should consult Employee’s personal legal advisor prior to selling shares of Common Stock.

Foreign Asset / Account Tax Reporting Notification. Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including options and shares of Common Stock purchased under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign property held by Employee, the options must be reported. The Employee should consult Employee’s personal legal advisor to ensure compliance with applicable reporting obligations.

FRANCE

TERMS AND CONDITIONS

Payroll Deductions. The Employee hereby authorizes payroll deductions from each paycheck in the amount of ____% (from 0 to 15%) of his or her Compensation on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.) The Employee understands that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. The Employee understands that if he or she does not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise his or her option and purchase Common Stock under the Plan.

Déductions en paie. Le salarié par la présente autorise les déductions en paie pour chaque bulletin de paie à hauteur de _____% (de 0 à 15%) de son ou sa rémunération à chaque jour de paie pendant la période d’offre conformément au Plan. (Veuillez noter qu’aucun pourcentage fractionné n’est autorisé). Le salarié comprend que les dites déductions en paie seront accumulées pour l’achat d’actions ordinaires au prix d’achat applicable déterminé conformément au Plan. Le salarié comprend que si il ou elle ne se retire pas de la période d’offre, toute déduction en paie accumulée sera utilisée pour exercer automatiquement son ou ses options et acquérir des actions ordinaires selon le Plan.

English Language Consent. By enrolling in the Plan, Employee confirms having read and understood the documents relating to the offer of options (the Plan, the Subscription Agreement and this Appendix) which were provided to Employee in the English language, and Employee accepts the terms of these documents accordingly.

Consentement relatif à l’utilisation de la langue anglaise. En acceptant des Options, le salarié confirme avoir lu et compris les documents relatifs à l’attribution des Options (le Plan, la Convention et la présente Annexe) qui lui ont été communiqués en langue anglaise, et il en accepte les termes et conditions en connaissance de cause.

GERMANY

NOTIFICATIONS

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with the sale of shares of Common Stock purchased under the Plan or the receipt of any cash dividends, the report must be filed electronically by the fifth day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Employee is responsible for satisfying the reporting obligation.

Foreign Asset / Account Reporting Notification. If Employee acquires shares of Common Stock under the Plan leads to a so-called qualified participation at any point during the calendar year, Employee will need to report the acquisition when Employee files Employee’s tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Common Stock purchased exceeds €150,000 or (ii) in the unlikely event Employee holds shares of Common Stock exceeding 10% of the Company’s total common stock.

HONG KONG

NOTIFICATIONS

Securities Law Notification. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Employee should exercise caution in relation to the offer. If Employee is in doubt about any of the contents of the Subscription Agreement, or the Plan, Employee should obtain independent professional advice. Neither the options nor the shares of Common Stock purchased upon purchase constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Subsidiaries and Affiliates. The Subscription Agreement, the Plan and other incidental materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company and its Subsidiaries and Affiliates and may not be distributed to any other person.

IRELAND

There are no country-specific provisions.

ISRAEL

TERMS AND CONDITIONS

The Company intends to approach to the Israeli Tax Authorities (“ITA”) to obtain a tax ruling with respect to the tax treatment of the shares purchased by Israeli employees under the ESPP (the “Tax Ruling”). The Tax Ruling is expected to determine that the ESPP would first be taxed as ordinary income upon purchase of the shares, on the difference between (x) the fair market value of the Company shares on the purchase date and (y) the purchase price multiplied by (z) the number of shares purchased. The Israeli Subsidiary will deduct tax upon purchase and pay the tax to the ITA. Upon the actual sale of the shares, you will be subject to capital gain taxation as set in Chapter 5 of the Israeli Tax Ordinance, on any gain you realize (on the difference between the sale price and the Company share price on the purchase date).

Authorization. As a condition of participation in the ESPP, you agree to be bound by the terms of the Tax Ruling and to sign any related consents as may be required by the terms of the Tax Ruling. In addition, you declare that you are aware that the reporting duties and tax liability which arise upon sale of the shares acquired under the ESPP will be borne solely by me.

Securities Law Notification. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan. If such exemption is obtained, copies of the Plan and the Form S-8 registration statement for the Plan as filed with the U.S. Securities and Exchange Commission will be made available by request from the Participant’s local human resources department.

Governing Law. Notwithstanding Section 13(u) of the Subscription Agreement, solely for Israeli tax purposes, the Subscription Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel.

ITALY

TERMS AND CONDITIONS

Plan Document Acknowledgement. By enrolling in the Plan, Employee acknowledges that Employee has received a copy of the Plan and the Subscription Agreement, and has reviewed the Plan and the Subscription Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Subscription Agreement.

The Employee further acknowledges that Employee has read and specifically and expressly approves the following sections of the Subscription Agreement: Section 1, Section 2, Section 3, Section 4, Section 5, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12 and Section 13.

NOTIFICATIONS

Foreign Asset / Account Tax Reporting Notification. If Employee is an Italian resident and holds investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) during any fiscal year which may generate income taxable in Italy, Employee is required to report such investments or assets on Employee’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if Employee is not required to file a tax return). These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. Employee should consult Employee’s personal advisor to ensure compliance with applicable reporting obligations.

MEXICO

TERMS AND CONDITIONS

Plan Document Acknowledgment. By enrolling in the Plan, Employee acknowledges that Employee has received a copy of the Plan and the Subscription Agreement, including this Appendix, which Employee has reviewed. The Employee further acknowledges that Employee accepts all the provisions of the Plan and the Subscription Agreement, including this Appendix. The Employee also acknowledges that Employee has read and specifically and expressly approves the terms and conditions set forth in Section 8 of the Subscription Agreement, which clearly provide as follows:

(1) The Employee’s participation in the Plan does not constitute an acquired right;

(2) The Plan and Employee’s participation in it are offered by the Company on a wholly discretionary basis;

(3) The Employee’s participation in the Plan is voluntary; and

(4) The Company and its Subsidiaries and Affiliates are not responsible for any decrease in the value of any shares of Common Stock purchased pursuant to the options.

Labor Law Acknowledgement and Policy Statement. By enrolling in the Plan, Employee acknowledges that the Company, with registered offices at 575 Market Street, Suite 1850, San Francisco, CA, U.S.A., is solely responsible for the administration of the Plan. The Employee further acknowledges that Employee’s participation in the Plan, the offer of options and any acquisition of shares under the Plan do not constitute an employment relationship between Employee and the Company because Employee is participating in the Plan on a wholly commercial basis. Based on the foregoing, Employee expressly acknowledges that the Plan and the benefits that Employee may derive from participation in the Plan do not establish any rights between Employee or the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Employee’s employment.

Employee further understands that Employee’s participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Employee’s participation in the Plan at any time, without any liability to Employee.

Finally, Employee hereby declares that Employee does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that Employee therefore grant a full and broad release to the Company, Subsidiaries, Affiliates, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Convenio de Concesión. Al inscribirse en el Plan, el Empleado reconoce que ha recibido y revisado una copia del Plan y del Contrato de Suscripción, incluyendo este Apéndice. El Empleado reconoce y acepta todas las disposiciones del Plan y del Contrato de Suscripción, incluyendo este Apéndice. El Empleado también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección 8 del Contrato de Suscripción, que claramente establece lo siguiente:

(1) El Empleado participación en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Empleado en el es ofrecido por la Compañía de manera completamente discrecional;

(3) El Empleado participación en el Plan es voluntaria; y

(4) La Compañía y sus Subsidiaria y Afiliadas no son responsables por ninguna disminución en el valor de las Acciones adquiridas de conformidad con las opciones.

Reconocimiento del Derecho Laboraly Declaración de la Política. Al inscribirse en el Plan, el Empleado reconoce que la Compañía, con domicilio social en 575 Market Street, Suite 1850, San Francisco, CA, U.S.A., es la única responsable por la administración del Plan. Además, el Empleado reconoce que su participación en el Plan, la oferta de opciones y cualquier adquisición de Acciones bajo el Plan no constituyen una relación laboral entre el Empleado y Company, en virtud de que el Employee está participando en el Plan en su totalidad sobre una base comercial. Por lo anterior, el Empleado expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Empleado y su Empleador, y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por su Empleador, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o modificación de los términos y condiciones en el empleo del Empleado.

Además, el Empleado comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto de modificar y/o suspender la participación del Empleado en el Plan en cualquier momento, sin responsabilidad frente al Empleado.

Finalmente, el Empleado manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier compensación o daño relacionada con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Empleado libera de la manera más amplia y total de responsabilidad a la Compañía, sus subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales de cualquier demanda que pudiera surgir.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

NOTIFICATIONS

Securities Law Notification. The offer of options is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Employee should note that the options are subject to section 257 of the SFA and that Employee will not be able to make any subsequent sale of shares of Common Stock in Singapore or any offers of such subsequent sale of the shares of Common Stock purchased under the Plan in Singapore, unless such sale or offer is made (i) more than six months from the Date of Grant, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (ii) pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.

Chief Executive Officer and Director Notification Obligation. If Employee is the Chief Executive Officer (“CEO”), director, associate director, or shadow director of a Singapore affiliate, Employee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when Employee receives an interest (e.g., options, shares of Common Stock) in the Company or any related companies within two business days of (i) the acquisition or disposal of shares, (ii) any change in a previously disclosed interest, or (iii) becoming the CEO, a director, associate director or shadow director if such an interest exists at that time.

SPAIN

TERMS AND CONDITIONS

Acknowledgements and Subscription Agreements. The following provision supplements Section 8 of the Subscription Agreement:

By enrolling in the Plan, Employee consents to participate in the Plan and acknowledges that Employee has received a copy of the Plan.

The Employee understands that the Company has unilaterally, gratuitously and discretionally decided to offer options under the Plan to individuals who may be employees of the Company or its Subsidiaries and Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or its Subsidiaries and Affiliates. Consequently, Employee understands that the options are offered on the assumption and condition that the option and any shares of Common Stock purchased under the Plan are not part of any employment contract (either with the Company or its Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Employee understands that the options would not be offered to Employee but for the assumptions and conditions referred to herein; thus, Employee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the offer of options shall be null and void.

The options are a conditional right to shares of Common Stock and can be forfeited in the case of, or affected by, Employee’s termination. This will be the case, for example, even if (1) Employee is considered to be unfairly dismissed without good cause; (2) Employee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) Employee terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) Employee terminates employment due to unilateral breach of contract of the Company or its Subsidiaries and Affiliates; or (5) Employee’s employment terminates for any other reason whatsoever, except for reasons specified in the Subscription Agreement. Consequently, upon Employee’s termination for any of the reasons set forth above, Employee may automatically lose any rights to purchase shares of Common Stock under the Plan.

NOTIFICATIONS

Securities Law Notification. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the offer of options. The Subscription Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Notification. The Employee must declare the acquisition and sale of shares to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because Employee will not sell the shares through the use of a Spanish financial institution, Employee must make the declaration him or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares are owned.

Further, Employee is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Foreign Asset/Account Reporting Notification. To the extent that Employee holds shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, Employee will be required to report information on such assets on Employee’s tax return (tax form 720) for such year. After such shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than €20,000.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

NOTIFICATIONS

Securities Law Notification. The offer of options is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland. Neither this document nor any other material related to the options constitutes a prospectus as such term is understood pursuant to Article 652a of the Swiss Code of Obligations, and neither this document nor any other materials related to the options may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the options has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

UNITED KINGDOM

TERMS AND CONDITIONS

Tax Obligations. The following provision supplements Section 7 of the Subscription Agreement:

The Employee agrees that Employee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Employee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay on Employee’s behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Employee understands that Employee may not be able to indemnify the Company for the amount of any income tax not collected from or paid by Employee within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs, in case the indemnifications would be considered to be a loan. In this case, the income tax not collected or paid may constitute a benefit to Employee on which additional income tax and NICs may be payable. Employee understands that Employee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit. If Employee fails to comply with Employee’s obligations in connection with the income tax as described in this section, the Company may refuse to deliver the shares of Common Stock to Employee without any liability to the Company or the Employer.

EXHIBIT B

MEDALLIA, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

Unless otherwise defined herein, the terms defined in the 2019 Employee Stock Purchase Plan (the “Plan”) shall have the same defined meanings in this Notice of Withdrawal.

The undersigned Participant in the Offering Period of the Medallia, Inc. 2019 Employee Stock Purchase Plan that began on ____________, ______ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date: